Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(12,183,809)
Unrealized Gain (Loss) on Market Value of Commodity Futures	14,429,361
Dividend Income	102,440
Interest Income	146,329
ETF Transaction Fees	350
Total Income (Loss)	$2,494,671

Expenses
General Partner Management Fees	$41,646
Professional Fees	32,062
Brokerage Commissions	6,608
Directors' Fees and insurance	2,418
NYMEX License Fee	1,041
Total Expenses	$83,775
Net Income (Loss)	$2,410,896

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/22	$89,503,278
Withdrawals (100,000 Shares)	(5,276,994)
Net Income (Loss)	2,410,896

Net Asset Value End of Month	$86,637,180
Net Asset Value Per Share (1,450,000 Shares)	$59.75

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596